Exhibit 13(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-258520) of our report dated February 27, 2024, relating to the financial statements and financial highlights, which appears in Cohen & Steers Infrastructure Fund, Inc.’s Annual Report on Form N-CSR for the year ended December 31, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such registration statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 8, 2024